UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2021

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (501) 205-8508

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Inuvo, Inc. (the “Company”) previously engaged Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent public accounting firm for the fiscal year ended December 31, 2021. On November 19, 2021, MHM tendered its resignation to Wallace D. Ruiz, the Company’s Chief Financial Officer. On November 23, 2021, the Audit Committee of the Board of Directors voted unanimously to accept the resignation. MHM issued the independent registered public accounting firm reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019.

During the years ended December 31, 2020 and December 31, 2019 and subsequent interim period preceding such resignation there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MHM, would have caused MHM to make reference to the subject matter of the disagreement(s) in connection with its report.

MHM’s reports on the consolidated financial statements for the years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles but the report on the Company’s consolidated financial statements for the year ended December 31, 2019 included an explanatory paragraph concerning the uncertainty of the Company’s ability to continue as a going concern, which was subsequently not present in the report on the Company’s consolidated financial statements for the year ended December 31, 2020.

Additionally, during the years ended December 31, 2020 and December 31, 2019 and subsequent interim period preceding such resignation there were no reportable events as described in Item 304(a)(v) of Regulation S-K except for the following two items both of which were fully remediated as described in the Company’s periodic reports (1) MHM advised the Company of a material weakness in its internal control over financial reporting related to the valuation of certain deferred tax assets, as disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2020, filed August 14, 2020; and (2) MHM advised the Company of a material weakness in its internal control over financial reporting related to the accounting treatment of modified stock-based compensation awards and related expense, as disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2019, filed November 14, 2019 (collectively, the “Events”). The Audit Committee of the Board of Directors discussed the subject matter of each Event with MHM. The Company authorized MHM to respond fully to inquiries from any successor accounting firm with regard to the Events and the remediation of the Events.

The Company is in discussions with several other independent registered public accounting firms to replace MHM and expects to announce the appointment of a new firm in the near future.

The Company provided MHM with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the SEC. The Company requested that MHM furnish it with a letter addressed to the SEC stating whether MHM agrees with the statements made by the Company regarding MHM in this Report and, if not, stating the respects in which it does not agree. A copy of MHM’s letter dated November 23, 2021 to the SEC is filed as Exhibit 16.1 to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Mayer Hoffman McCann P.C., dated November 23, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: November 24, 2021	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Mayer Hoffman McCann P.C., dated November 23, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

4